AMENDMENT NO. 22

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of May 15, 2020, amends the Master Investment Advisory Agreement (the “Agreement”), dated June 1, 2000, between AIM Investment Securities Funds (Invesco Investment Securities Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to remove Invesco Oppenheimer Limited Term Bond Fund, Invesco Oppenheimer Limited-Term Government Fund, Invesco Oppenheimer Ultra-Short Duration Fund and Invesco Oppenheimer Government Cash Reserves Fund;

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Corporate Bond Fund	February 12, 2010

Invesco Global Real Estate Fund	April 29, 2005

Invesco High Yield Fund	June 1, 2000

Invesco Income Fund	June 1, 2000

Invesco Government Money Market Fund	June 1, 2000

Invesco High Yield Bond Factor Fund	May 24, 2019

Invesco Oppenheimer Government Money Market Fund	May 24, 2019

Invesco Intermediate Bond Factor Fund	May 24, 2019

Invesco Oppenheimer Master Inflation Protected Securities Fund	May 24, 2019

Invesco Real Estate Fund	October 29, 2003

Invesco Short Duration Inflation Protected Fund	June 1, 2000

Invesco Short Term Bond Fund	August 29, 2002

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Corporate Bond Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $750 million	0.35%
Over $1.25 billion	0.22%

Invesco Global Real Estate Fund

Invesco Real Estate Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%

Invesco High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%

Invesco Income Fund

Net Assets	Annual Rate
First $200 million	0.50%
Next $300 million	0.40%
Next $500 million	0.35%
Next $19.5 billion	0.30%
Over $20.5 billion	0.24%

Invesco Short Duration Inflation Protected Fund

Net Assets	Annual Rate
First $500 million	0.20%
Over $500 million	0.175%

Invesco Government Money Market Fund

Net Assets	Annual Rate
All Assets	0.15%

Invesco Intermediate Bond Factor Fund

Net Assets	Annual Rate
First $2 billion	0.25%
Over $2 billion	0.23%

Invesco High Yield Bond Factor Fund

Net Assets	Annual Rate
First $2 billion	0.37%
Over $2 billion	0.35%

Invesco Oppenheimer Government Money Market Fund*

Net Assets	Annual Rate
First $500 million	0.45%
Next $500 million	0.425%
Next $500 million	0.40%
Next $1.5 billion	0.375%
Over $3 billion	0.35%

Invesco Oppenheimer Master Inflation Protected Securities Fund*

Net Assets	Annual Rate
First $1 billion	0.40%
Over $1 billion	0.35%

Invesco Short Term Bond Fund

Net Assets	Annual Rate
First $500 million	0.350%
Next $500 million	0.325%
Next $1.5 billion	0.300%
Next $2.5 billion	0.290%
Over $5 billion	0.280%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Secretary, Senior Vice President and Chief Legal Officer

INVESCO ADVISERS, INC.

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President & Secretary

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